Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Newmont Corporation
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	6/24/2024
Reporting Entity ESTMA Identification Number	E437437	☐	Original Submission		Report Version
		☒	Amended Report		2
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Goldcorp Canada Ltd. - E451245 Goldcorp Kaminak Ltd. - E581176 Goldcorp Exeter Ltd. - E372814
Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Joshua Cage				Date	6/24/2024
Position Title	Chief Accounting Officer and Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	1/1/2023	To:	12/31/2023
Reporting Entity Name			Newmont Corporation			Currency of the Report			USD
Reporting Entity ESTMA Identification Number			E437437
Subsidiary Reporting Entities (if necessary)			Goldcorp Canada Ltd. - E451245 Goldcorp Kaminak Ltd. - E581176 Goldcorp Exeter Ltd. - E372814
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Payee	Notes[34]
Argentina	Government of Argentina	Tax Authority	42,924,365	10,728,466	205,311	—	—	—	—	53,858,142
Argentina	Government of the Province of Santa Cruz	General Secretary of Government	—	4,561,608	—	—	—	—	—	4,561,608
Argentina	Government of the Province of Santa Cruz	UNIRSE Trust Fund	—	—	—	—	—	—	12,987,294	12,987,294	Fideicomiso Proyecto UNIRSEPSC BSC SA
Argentina	Municipality of Perito Moreno		—	—	6,060	—	1,466,357	—	—	1,472,417
Australia	Government of Australia	Australian Taxation Office	291,930,682	—	—	—	—	—	—	291,930,682
Australia	Government of Northern Territory	Northern Territory Treasury	115,376,120	—	—	—	—	—	—	115,376,120
Australia	Government of Northern Territory	Receiver of Territory Monies	—	—	680,540	—	—	—	—	680,540
Australia	Government of Western Australia	Department of Mines and Petroleum	—	55,528,264	1,892,199	—	—	—	—	57,420,464
Australia	Government of Western Australia	Department of Water and Environmental Regulation	—	—	95,902	—	—	—	—	95,902
Australia	Government of Western Australia	Office of State Revenue	367,412	—	—	—	—	—	—	367,412
Australia	Shire of Boddington		—	—	2,537,325	—	36,690	—	—	2,574,015
Australia	Government of Queensland	Financial Provisioning Scheme	—	—	412,392	—	—	—	—	412,392
Australia	Government of Queensland	Charters Towers Regional Council	—	—	93,620	—	—	—	—	93,620
Australia	Government of Queensland	Commissioner of State Revenue	107,453	—	—	—	—	—	—	107,453
Australia	Government of Queensland	Department of Environment, Science, and Regulation	—	—	137,055	—	—	—	—	137,055

Australia	Government of Queensland	Department of Natural Resources, Mines, and Energy	—	—	126,169	—	—	—	—	126,169
Canada	Brunswick House First Nation		—	1,889,718	—	—	2,997	—	—	1,892,715
Canada	Cat Lake First Nation		—	926,154	—	—	4,816	—	—	930,970
Canada	Chapleau Cree First Nation		—	1,889,404	—	—	—	—	—	1,889,404
Canada	Chapleau Ojibwe First Nation		—	1,829,877	—	—	—	—	—	1,829,877
Canada	City of Timmins		2,306,104	—	1,866	—	1,232	—	—	2,309,202
Canada	Cree Nation Government		—	876,638	—	—	—	—	—	876,638
Canada	Cree Nation of Wemindji		—	—	—	—	273,271	—	—	273,271
Canada	Government of British Columbia		12,562	—	245,354	—	—	—	—	257,916
Canada	Government of Ontario	Electrical Safety Authority	—	—	82,472	—	—	—	—	82,472
Canada	Government of Ontario	Ministry of Northern Development and Mines	156,873	—	—	—	—	—	—	156,873
Canada	Government of Quebec	Ministry of Natural Resources and Forests	—	—	525,590	—	—	—	—	525,590
Canada	Government of Quebec	Ministry of Revenue	5,935,200	—	—	—	—	—	—	5,935,200
Canada	Government of Quebec	Ministry of Sustainable Development, Environment, and Fight Against Climate Change	—	—	112,545	—	—	—	—	112,545
Canada	Kingfischer Lake First Nation		—	926,154	—	—	6,223	—	—	932,377
Canada	Michipicoten First Nations		—	457,252	—	—	755	—	—	458,006
Canada	Mishamikiwiish Akiw Otabitamaageg		—	—	217,490	—	—	—	—	217,490
Canada	Mishkeegogamang First Nation		—	566,486	—	—	9,438	—	—	575,924
Canada	North Caribou Lake First Nation		—	1,235,075	—	—	18,641	—	—	1,253,715
Canada	Regional Government of Eeyou Istchee Baie-James		1,233,583	—	—	—	—	—	—	1,233,583
Canada	Regional Government of James Bay - Commission Scolaire		75,158	—	—	—	—	—	—	75,158
Canada	Selkirk First Nation		—	—	—	—	188,878	—	—	188,878
Canada	Shibogama First Nations		—	324,154	—	—	—	—	—	324,154
Canada	Tahltan Nation		—	—	185,342	—	—	—	—	185,342

Canada	Wabun Tribal Council		—	—	222,973	—	12,743	—	—	235,716
Canada	White River First Nation		—	—	—	—	222,906	—	—	222,906
Canada	Windigo First Nations Council		—	565,478	—	—	10,364	—	—	575,843
Canada	Wunnumin Lake First Nations		—	926,154	—	—	8,756	—	—	934,910
Chile	Federal Government of Chile	Treasury of the Republic	3,007,031	—	94,878	—	—	—	—	3,101,909	Tesoreria de la Republica
Chile	Municipality of Las Condes		631,625	—	—	—	—	—	—	631,625	Municipalidad de Las Condes
Ghana	Asutifi South District		—	—	162,051	—	32,319	—	—	194,370
Ghana	Birim North District Assembly		—	—	252,450	—	—	—	—	252,450
Ghana	Government of Ghana	Administration of Stool Land	—	—	166,934	—	—	—	—	166,934
Ghana	Government of Ghana	Environmental Protection Agency	—	—	507,751	—	350,000	—	—	857,751
Ghana	Government of Ghana	Forest Commission Minerals Development	—	3,377,616	—	—	—	—	—	3,377,616
Ghana	Government of Ghana	Ghana Cocoa Board	—	—	—	—	—	—	980,400	980,400
Ghana	Government of Ghana	Internal Revenue Services	224,442,908	—	5,323	—	—	—	—	224,448,231
Ghana	Government of Ghana	Mineral Income Investment Fund	—	63,244,785	—	—	—	—	—	63,244,785
Ghana	Government of Ghana	Minerals Commission	—	—	453,391	—	—	—	—	453,391
Ghana	Government of Ghana	Ministry of Finance	—	6,137,384	—	—	—	—	—	6,137,384
Ghana	Government of Ghana	Ministry of Lands and Natural Resources	—	—	266,101	—	—	—	—	266,101
Ghana	Government of Ghana	Ministry of Roads and Highways	—	—	—	—	—	—	2,744,295	2,744,295
Ghana	Government of Ghana	Water Resources Commission	—	—	136,507	—	—	—	—	136,507
Ghana	Tano North Municipal District		—	—	87,487	—	—	—	—	87,487
Guatemala	Community Development Council (COCODE) - Aldea Pie de la Cuesta		—	—	—	—	—	—	111,798	111,798	Consejo Comunitario de Desarrollo (COCODE) - Aldea Pie de la Cuesta
Guatemala	Municipality of San Miguel Ixtahuacan		—	—	—	—	108,468	—	—	108,468
Mexico	Government of Mexico	Secretary of the Economy	3,647,404	—	2,031,436	—	—	—	—	5,678,840	Secretaria de Economia
Mexico	Government of Mexico	Federation Treasury	85,921,228	8,259,957	229,488	—	—	—	—	94,410,673	Tesoreria de la Federacion

Mexico	Government of Zacatecas	Finance Secretary	7,607,513	—	—	—	186,869	—	—	7,794,381	Secretaria de Finanzas
Mexico	Municipality of Mazapil		1,457,862	—	17,093	—	—	—	—	1,474,955
Mexico	Autonomous University of Zacatecas Foundation		—	—	—	—	371,386	—	—	371,386	Fundacion Universidad Autonoma de Zacatecas
Peru	Government of Peru	Agency for Environmental Assessment and Enforcement	406,292	—	240,035	—	—	—	—	646,327	Organismo de Evaluación y Fiscalización Ambienta
Peru	Government of Peru	Customs and Administration Office (Tax Authority)	6,757,667	649,084	—	—	—	—	—	7,406,751
Peru	Government of Peru	Geological Mining and Metallurgical Institute	—	—	2,877,160	—	—	—	—	2,877,160	Instituto Geológico Minero y Metalúrgico
Peru	Government of Peru	Ministry of Transport and Communications	—	—	109,160	—	—	—	—	109,160	Ministerio de Transportes y Comunicaciones
Peru	Government of Peru	Supervisory Agency for Investment in Energy and Mining	680,453	—	—	—	—	—	—	680,453	OSINERGMIN
Peru	Government of Peru	National Water Authority	—	—	1,276,707	—	—	—	—	1,276,707	Autoridad Nacional del Agua (ANA)
Peru	Municipality of Chanta Alta Town Center		—	—	—	—	118,373	—	—	118,373
Peru	Municipality of the Rio Grande Town Center		—	—	—	—	78,206	—	—	78,206
Suriname	Government of Suriname		9,551,823	36,354,143	—	—	644,829	—	—	46,550,795
United States of America	Government of the State of Alaska		—	—	168,000	—	—	—	—	168,000
United States of America	Government of the State of Colorado	Department of Revenue	1,225,000	—	—	—	—	—	—	1,225,000
United States of America	Government of the State of Washington	Department of Health	—	—	560,326	—	—	—	—	560,326
United States of America	Government of the United States of America	Bureau of Land Management	—	—	395,670	—	—	—	—	395,670
United States of America	Government of the United States of America	Environmental Protection Agency	—	—	884,027	—	—	—	—	884,027
United States of America	Spokane Tribe of Indians		—	—	1,046,675	—	—	—	—	1,046,675
United States of America	Stevens County		105,643	—	—	—	—	—	—	105,643

United States of America	Teller County	7,272,608	—	—	—	—	—	—	7,272,608
Additional Notes:	Note 1: These schedules have been prepared in accordance with the financial reporting provisions in sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act (“ESTMA”), Section 2.3 of the ESTMA – Technical Reporting Specifications and Sections 3.1 to 3.6 of the ESTMA – Guidance (collectively, the “Financial Reporting Framework”).
Note 2: Balances in currencies different than USD are automatically converted into USD at the official exchange rate of the date of the transaction. This conversion is automatically performed by the accounting system (SAP) used by Newmont Corporation. For reference purposes, the average FX for fiscal year 2023 are as follows: 1USD : 1.3495 CAD; 1USD : 1.5062 AUD; 1USD : 7.8337 GTQ; 1USD: 273.0550 ARS; 1USD : 11.6662 GHS; 1USD : 36.6237 SRD; and 1USD : 17.7634 MXN.
Note 3: On November 6, 2023, Newmont Corporation completed its acquisition of Newcrest Mining Limited. In conjunction with the acquisition, the fiscal year-end for Newcrest Mining Limited and its related subsidiaries was changed from June 30 to December 31. The payments included in this report represent all payments made for projects and offices fully owned and operated by Newmont Corporation for the entire calendar year period of January 1, 2023 to December 31, 2023. For payments made by Newcrest Mining Limited during the period of July 1, 2023 to December 31, 2023, refer to Newcrest Mining Limited ESTMA filing.
Note 4: This report was amended on June 24, 2024 in order to remove payments associated with Newcrest Mining Limited during the period of July 1, 2023 to December 31, 2023. Payments made by Newcrest Mining Limited during this period have been included in a separate stub report.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	1/1/2023	To:	12/31/2023
Reporting Entity Name			Newmont Corporation			Currency of the Report		USD
Reporting Entity ESTMA Identification Number			E437437
Subsidiary Reporting Entities (if necessary)			Goldcorp Canada Ltd. - E451245 Goldcorp Kaminak Ltd. - E581176 Goldcorp Exeter Ltd. - E372814
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Cerro Negro	42,612,011	15,290,074	211,371	—	1,466,357	—	12,987,294	72,567,107
Australia	Australian Regional Office (Perth)	209,814,803	—	1,172,324	—	—	—	—	210,987,126
Australia	Boddington	82,590,743	55,528,264	4,479,252	—	36,690	—	—	142,634,950
Australia	Tanami	115,376,120	—	323,626	—	—	—	—	115,699,746
Barbados	Barbados Office	312,354	—	—	—	—	—	—	312,354
Canada	North America Regional Office (Vancouver)	—	—	102,267	—	—	—	—	102,267
Canada	Coffee	—	—	95,105	—	411,784	—	—	506,889
Canada	Éléonore	7,243,941	876,638	638,135	—	273,271	—	—	9,031,985
Canada	Musselwhite	13,226	5,469,655	277,111	—	58,238	—	—	5,818,230
Canada	Porcupine Gold Mines	2,449,752	6,066,251	247,690	—	17,726	—	—	8,781,419
Canada	Galore Creek	12,562	—	233,324	—	—	—	—	245,886	Galore Creek is a 50%-50% project in Canada jointly controlled and operated by Newmont Corporation and Teck Resources Limited. Neither of the parent reporting entities controls/operates this project individually. In accordance with the spirit of the Act, the amounts reported in Newmont's ESTMA report correspond to 50% (Newmont's share of the Joint Venture) of the total reportable payments for this project. The information provided by Teck was in CAD and was converted to USD in accordance with note 2 below.
Chile	Norte Abierto	2,438,067	—	—	—	—	—	—	2,438,067	Norte Abierto is a 50%-50% joint venture project in Chile between Newmont Corporation and Barrick Gold Corporation. Based on the JV terms and conditions, Newmont was the main operator of the JV during the reporting year 2023 and is reporting 100% of the payments made by the JV.

Chile	NuevaUnión	566,106	—	—	—	—	—	—	566,106	Nueva Union is a 50%-50% project in Chile jointly controlled and operated by Newmont Corporation and Teck Resources Limited. Neither of the parent reporting entities controls/operates this project individually. In accordance with the spirit of the Act, the amounts reported in Newmont's ESTMA report correspond to 50% (Newmont's share of the Joint Venture) of the total reportable payments for this project.
Chile	Santiago Office	634,483	—	94,878	—	—	—	—	729,361
Ghana	Ahafo	133,633,004	45,203,128	1,317,711	—	382,319	—	2,744,295	183,280,456
Ghana	Akyem	90,809,904	27,556,657	720,283	—	—	—	980,400	120,067,244
Guatemala	Marlin	—	—	—	—	108,468	—	111,798	220,265
Mexico	Mexico City Office	3,647,404	—	—	—	—	—	—	3,647,404
Mexico	Peñasquito	94,986,602	8,259,957	2,278,017	—	558,254	—	—	106,082,831
Peru	Lima Office	—	—	428,814	—	—	—	—	428,814
Peru	Yanacocha	7,844,412	649,084	4,074,247	—	196,580	—	—	12,764,323
Suriname	Merian	9,551,823	36,354,143	—	—	644,829	—	—	46,550,795	Merian is a joint venture between Newmont Corporation (75%) and Staatsolie Maatschappij Suriname N.V (25%). As the majority shareholder and operator subjected to ESTMA reorting requirments, the amount included in this report represent 100% of the payment made by the project.
United States of America	Cripple Creek & Victor ("CC&V")	8,497,608	—	—	—	—	—	—	8,497,608
United States of America	Corporate Office (Denver)	105,643	—	3,054,698	—	—	—	—	3,160,340
Additional Notes[3]:	Note 1: These schedules have been prepared in accordance with the financial reporting provisions in sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act (“ESTMA”), Section 2.3 of the ESTMA – Technical Reporting Specifications and Sections 3.1 to 3.6 of the ESTMA – Guidance (collectively, the “Financial Reporting Framework”).
Note 2: Balances in currencies different than USD are automatically converted into USD at the official exchange rate of the date of the transaction. This conversion is automatically performed by the accounting system (SAP) used by Newmont Corporation. For reference purposes, the average FX for fiscal year 2023 are as follows: 1USD : 1.3495 CAD; 1USD : 1.5062 AUD; 1USD : 7.8337 GTQ; 1USD: 273.0550 ARS; 1USD : 11.6662 GHS; 1USD : 36.6237 SRD; and 1USD : 17.7634 MXN.
Note 3: On November 6, 2023, Newmont Corporation completed its acquisition of Newcrest Mining Limited. In conjunction with the acquisition, the fiscal year-end for Newcrest Mining Limited and its related subsidiaries was changed from June 30 to December 31. The payments included in this report represent all payments made for projects and offices fully owned and operated by Newmont Corporation for the entire calendar year period of January 1, 2023 to December 31, 2023. For payments made by Newcrest Mining Limited during the period of July 1, 2023 to December 31, 2023, refer to Newcrest Mining Limited ESTMA filing.
	Note 4: This report was amended on June 24, 2024 in order to remove payments associated with Newcrest Mining Limited during the period of July 1, 2023 to December 31, 2023. Payments made by Newcrest Mining Limited during this period have been included in a separate stub report.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Newcrest Mining Limited
Reporting Year	From	7/1/2023	To:	12/31/2023	Date submitted	5/28/2024
Reporting Entity ESTMA Identification Number	E751630	☒	Original Submission
		☐	Amended Report
Other Subsidiaries Included (optional field)
For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Newcrest Red Chris Mining Limited - E286234 Pretrium Resources Inc. - E755738 0890696 B.C. Ltd. - E433547
Not Substituted
Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Joshua Cage				Date	5/28/2024
Position Title	Chief Accounting Officer and Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	7/1/2023	To:	12/31/2023
Reporting Entity Name			Newcrest Mining Limited			Currency of the Report			USD
Reporting Entity ESTMA Identification Number			E751630
Subsidiary Reporting Entities (if necessary)			Newcrest Red Chris Mining Limited - E286234 Pretrium Resources Inc. - E755738 0890696 B.C. Ltd. - E433547
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Payee	Notes[34]
Australia	Government of Australia	Australian Taxation Office	92,952,764	—	—	—	—	—	—	92,952,764
Australia	Blayney Shire Council		—	—	1,546,060	—	—	—	—	1,546,060
Australia	Cabonne Council		—	—	633,200	—	—	—	46,474	679,674
Australia	Government of New South Wales	Department of Regional New South Wales (NSW)	—	—	1,082,507	—	—	—	—	1,082,507
Australia	Government of New South Wales	Revenue New South Wales	—	28,692,406	—	—	—	—	—	28,692,406
Australia	Government of Northern Territory	Department of Industry, Tourism and Trade	—	—	47,588	—	—	—	—	47,588
Australia	Government of Southern Australia	Department of Energy and Mining	—	—	87,061	—	—	—	—	87,061
Australia	Government of Western Australia	Department of Environment, Energy and Climate Action	—	—	72,822	—	—	—	—	72,822
Australia	Government of Western Australia	Department of Mines, Industry Regulation and Safety	—	9,782,913	1,606,568	—	—	—	—	11,389,481
Australia	Port of Port Hedland		—	—	106,976	—	—	—	—	106,976
Australia	Shire of East Pilbara		—	—	1,029,349	—	—	—	—	1,029,349
Australia	The Trustee for Martu Charitable Trust		—	—	1,534,904	—	—	—	—	1,534,904
Australia	Western Desert Lands Aboriginal Corporation		—	—	306,585	—	—	—	—	306,585
Australia	Government of Queensland	Department of Natural Resources, Mines, and Energy	—	—	76,284	—	—	—	—	76,284

Canada	Gitanyow Huwilp Society		—	—	—	—	87,173	—	—	87,173
Canada	Government of British Columbia		—	—	8,326	—	—	—	—	8,326
Canada	Government of British Columbia	Ministry of Finance	2,333,035	—	247,901	—	—	—	—	2,580,935
Canada	Tahltan Nation		—	—	—	—	61,466	—	—	61,466
Canada	Tahltan Nation	Tahltan Heritage Trust	—	1,518,028	—	—	—	—	—	1,518,028
Canada	Tsetsaut Consultation Society		—	177,141	—	—	—	—	—	177,141
Ecuador	Government of Ecuador	Internal Revenue Service	6,863,268	—	—	—	—	—	—	6,863,268
Papua New Guinea	Government of Papua New Guinea	Internal Revenue Commission	14,138,118	—	—	—	—	—	938,522	15,076,639
Papua New Guinea	Government of Papua New Guinea	Mineral Resources Authority	—	3,241,403	10,224	—	—	—	—	3,251,628
Papua New Guinea	Kavieng District	Kavieng District Treasury	—	2,585,915	—	—	—	—	—	2,585,915
Papua New Guinea	Namatanai District	Namatanai District Treasury	—	2,585,915	—	—	—	—	—	2,585,915
Papua New Guinea	New Ireland Province		—	1,292,957	—	—	—	—	—	1,292,957
Papua New Guinea	Nimamar Rural Local Level Government		—	3,878,872	—	—	—	—	2,514,583	6,393,454
Papua New Guinea	Lihir Landholders		—	2,585,915	—	—	4,951,008	—	3,553,993	11,090,916
United States of America	Government of the State of Nevada	Bureau of Land Management	—	—	250,616	—	—	—	—	250,616
Additional Notes:
Note 1: These schedules have been prepared in accordance with the financial reporting provisions in sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act (“ESTMA”), Section 2.3 of the ESTMA – Technical Reporting Specifications and Sections 3.1 to 3.6 of the ESTMA – Guidance (collectively, the “Financial Reporting Framework”).
Note 2: Balances in currencies different than USD are automatically converted into USD at the official exchange rate of the date of the transaction. This conversion is automatically performed by the accounting system (SAP) used by Newmont Corporation. For reference purposes, the average FX for fiscal year 2023 are as follows: 1USD : 1.3495 CAD; 1USD : 1.5062 AUD; and 1USD : 3.5902 PGK.
Note 3: On November 6, 2023, Newmont Corporation completed its acquisition of Newcrest Mining Limited. In conjunction with the acquisition, the fiscal year-end for Newcrest Mining Limited and its related subsidiaries was changed from June 30 to December 31. The payments included in this report represent (a) all payments made by Newcrest Mining Limited during the period of July 1, 2023 to November 5, 2023 prior to the acquisition and (b) all payments made by Newmont Corporation on behalf of Newcrest Mining Limited as a combined entity between November 6, 2023 and December 31, 2023. For payments made for projects and offices fully owned and operated by Newmont Corporation for the entire calendar year period of January 1, 2023 to December 31, 2023, refer to the Newmont Corporation ESTMA filing.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	7/1/2023	To:	12/31/2023
Reporting Entity Name			Newcrest Mining Limited			Currency of the Report		USD
Reporting Entity ESTMA Identification Number			E751630
Subsidiary Reporting Entities (if necessary)			Newcrest Red Chris Mining Limited - E286234 Pretrium Resources Inc. - E755738 0890696 B.C. Ltd. - E433547
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Australia	Australian Regional Office (Melbourne)	92,952,764	—	321,356	—	—	—	—	93,274,119
Australia	Cadia	—	28,692,406	3,260,299	—	—	—	46,474	31,999,178
Australia	Havieron	—	—	171,805	—	—	—	—	171,805	Havieron is a joint venture between Newmont Corporation (70%) and Greatland Gold Plc (30%). Newmont Corporation completed its acquisition of Newcrest Mining Limited on November 6, 2023 and became the operator as of December 31, 2023. As the majority shareholder and operator subjected to ESTMA reporting requirements, the amount included in this report represents 100% of the payments made by the project.
Australia	Telfer	—	9,782,913	4,385,360	—	—	—	—	14,168,273
Canada	Brucejack	2,303,708	177,141	219,165	—	87,173	—	—	2,787,188
Canada	Red Chris	29,326	1,518,028	37,061	—	61,466	—	—	1,645,882	Red Chris is a joint venture between Newmont Corporation (70%) and Imperial Metals Corporation (30%). Newmont Corporation completed its acquisition of Newcrest Mining Limited on November 6, 2023 and became the operator as of December 31, 2023. As the majority shareholder and operator subjected to ESTMA reporting requirements, the amount included in this report represents 100% of the payments made by the project. BC Minerals Tax payments reported relate only to those made by Newmont as BC Minerals Tax is payable by each joint venture participant separately.
Papua New Guinea	Lihir	14,138,118	16,170,976	—	—	4,951,008	—	7,007,097	42,267,199
Papua New Guinea	Wafi-Golpu	—	—	1,309	—	—	—	—	1,309

United States of America	Corporate Office (Denver)	6,863,268	—	250,616	—	—	—	—	7,113,884
Additional Notes[3]:
Note 1: These schedules have been prepared in accordance with the financial reporting provisions in sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act (“ESTMA”), Section 2.3 of the ESTMA – Technical Reporting Specifications and Sections 3.1 to 3.6 of the ESTMA – Guidance (collectively, the “Financial Reporting Framework”).
Note 2: Balances in currencies different than USD are automatically converted into USD at the official exchange rate of the date of the transaction. This conversion is automatically performed by the accounting system (SAP) used by Newmont Corporation. For reference purposes, the average FX for fiscal year 2023 are as follows: 1USD : 1.3495 CAD; 1USD : 1.5062 AUD; and 1USD : 3.5902 PGK.
Note 3: On November 6, 2023, Newmont Corporation completed its acquisition of Newcrest Mining Limited. In conjunction with the acquisition, the fiscal year-end for Newcrest Mining Limited and its related subsidiaries was changed from June 30 to December 31. The payments included in this report represent (a) all payments made by Newcrest Mining Limited during the period of July 1, 2023 to November 5, 2023 prior to the acquisition and (b) all payments made by Newmont Corporation on behalf of Newcrest Mining Limited as a combined entity between November 6, 2023 and December 31, 2023. For payments made for projects and offices fully owned and operated by Newmont Corporation for the entire calendar year period of January 1, 2023 to December 31, 2023, refer to the Newmont Corporation ESTMA filing.